UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. (the “Company”) held on June 15, 2010, the Company’s stockholders elected each of the Company’s three nominees for Class I directors for a three-year term expiring in 2013 and ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011.

The results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Jane T. Elfers	21,622,825	360,825	5,288	3,401,472
Robert N. Fisch	21,587,966	393,738	7,234	3,401,472
Louis Lipschitz	21,399,102	583,785	6,051	3,401,472

Ratification of the Appointment of Independent Registered Public Accounting Firm	25,371,382	10,989	8,039

Item 8.01.                      Other Events.

On June 15, 2010, the Company issued a press release announcing the election results at its 2010 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release, dated June 15, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan J. Riley
	Name:	Susan J. Riley
	Title:	Executive Vice President, Finance and Administration